Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos 333-238771, 333-238769, 333-218211, 333-204452, and 333-182360) on Form S-8, and Registration Statement (No 333-240218) on Form S-3, of our report dated March 9, 2022, relating to the consolidated financial statements of Eagle Bancorp Montana, Inc. (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ Moss Adams LLP

Everett, Washington

March 9, 2022